Use these links to rapidly review the document

TABLE OF CONTENTS 2

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

1.800% Senior Notes due 2027	$1,134,300,000	99.968%	$1,133,937,024	$131,763.49

Total				$131,763.49

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933. Amount to be Registered is based on the closing February 24, 2015 euro/U.S.$ exchange rate of €1/U.S.$1.1343 as reported by Bloomberg L.P.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-198515

Prospectus Supplement
(To Prospectus dated September 8, 2014)

€1,000,000,000

The Priceline Group Inc.
1.800% Senior Notes due 2027

        We are offering €1,000,000,000 in aggregate principal amount of our 1.800% Senior Notes due 2027. The notes will bear interest at a rate of 1.800% per year, payable annually in arrears on March 3 of each year, beginning March 3, 2016. The notes will mature on March 3, 2027.

        At our option, we may redeem some or all of the notes at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest, if any, plus a specified "make-whole" premium described under "Description of Notes—Optional Redemption." In addition, we may redeem the notes in whole but not in part, at any time at our option, in the event of certain developments affecting U.S. taxation. See "Description of Notes—Redemption for Tax Reasons." The notes will be our senior unsecured obligations and will rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries.

        For a more detailed description of the notes, see "Description of Notes," beginning on page S-14.

        We intend to apply to have the notes listed on the New York Stock Exchange. Currently, there is no public market for the notes.

        Investing in the notes involves risk. See "Risk Factors" beginning on page S-7 of this prospectus supplement.

	Per Note	Total

Price to the public(1)	99.968%	€999,680,000
Underwriting discounts and commissions	.400%	€4,000,000
Proceeds to us (before expenses)(1)	99.568%	€995,680,000

(1)
Plus accrued interest, if any, from March 3, 2015.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        Delivery of the notes is expected to be made in book-entry form through the facilities of Euroclear Bank S.A./N.V., ("Euroclear"), and Clearstream Banking, société anonyme ("Clearstream"), against payment on or about March 3, 2015.

Joint Book-Running Managers
Deutsche Bank	Goldman, Sachs & Co.

Citigroup	Wells Fargo Securities	BofA Merrill Lynch	J.P. Morgan

Prospectus Supplement dated February 24, 2015

Prospectus Supplement

Prospectus

S-i

        The notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying base prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See "Underwriting—Sales Outside the United States."

Notice to Prospective Investors in the European Economic Area

        This prospectus supplement and the accompanying base prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the "EEA") that has implemented the Prospectus Directive (2003/71/EC) (each, a "Relevant Member State") will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to produce a prospectus for offers of notes. Accordingly, any person making or intending to make any offer in that Relevant Member State of notes that are the subject of the offering contemplated by this prospectus supplement and the accompanying base prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement and the accompanying base prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Directive 2803/AI/EC and that are also (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "Relevant Person"). This prospectus supplement and the accompanying base prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.

        This prospectus supplement and the accompanying base prospectus have not been approved for the purposes of section 21 of the UK Financial Services and Markets Act 2000 (the "FSMA") by a person authorized under the FSMA. This prospectus supplement and the accompanying base prospectus are being distributed and communicated to persons in the United Kingdom only in circumstances in which section 21(1) of the FSMA does not apply. The notes are not being offered or sold to any person in the United Kingdom except in circumstances which will not result in an offer of securities to the public in the United Kingdom within the meaning of Part VI of the FSMA.

        IN CONNECTION WITH THE ISSUE OF THE NOTES, DEUTSCHE BANK AG, LONDON BRANCH (IN THIS CAPACITY, THE "STABILIZING MANAGER") (OR ANY PERSON ACTING ON ITS BEHALF) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE

S-ii

STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFERING IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGERS (OR ANY PERSON ACTING ON THEIR BEHALF) IN ACCORDANCE WITH ALL APPLICABLE LAWS, REGULATIONS AND RULES.

        THE UNDERWRITERS HAVE ADVISED US THAT ANY STABILIZATION ACTION COMMENCED WILL BE CARRIED OUT IN ACCORDANCE WITH APPLICABLE LAWS AND REGULATIONS.

S-iii

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying base prospectus, gives more general information about us and our debt securities and capital stock. Generally, when we refer to "this prospectus," we are referring to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

        We are only responsible for the information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus or any free writing prospectus prepared by or on behalf of us. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus supplement or the accompanying base prospectus is accurate only as of the date on the front of this prospectus supplement and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these dates.

        Unless we otherwise specify, when used in this prospectus supplement, the terms "Priceline," "The Priceline Group," "we," "our," "the Company" and "us" refer to The Priceline Group Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

S-iv

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        The statements contained in, or incorporated by reference in, this prospectus supplement contain forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict, including the Risk Factors identified on page S-7 of this prospectus supplement and in the documents incorporated or deemed incorporated herein by reference. Therefore, actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements.

        Expressions of future goals and expectations and similar expressions, including "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements. Our actual results could differ materially from those described in the forward-looking statements for various reasons including the risks we face, which are more fully described under "Risk Factors" in this prospectus supplement and in our annual report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference. The following factors, among others, could cause our actual results to differ materially from those described in the forward-looking statements:

  •
  adverse changes in general market conditions for leisure and other travel services;

  •
  the effects of increased competition;

  •
  fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;

  •
  our ability to expand successfully in international markets;

  •
  our online advertising efficiency;

  •
  a change by a major search engine in how it presents travel search results or conducts its auction for search placement in a manner that is competitively disadvantageous to us;

  •
  adverse changes in our relationships with travel service providers;

  •
  systems-related failures and/or security breaches;

  •
  the ability to attract and retain qualified personnel; and

  •
  tax, legal and regulatory risks.

        Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. You should, however, carefully review the reports and documents we file or furnish from time to time with the SEC, particularly our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. For information about how to obtain a copy of these reports or other documents that we file with the SEC, see "Where You Can Find More Information".

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information from this prospectus supplement and may not contain all the information that may be important to you. Accordingly, you should read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein, including the financial data and related notes, before making an investment decision. You may obtain a copy of the documents incorporated by reference by following the instructions in the section entitled "Where You Can Find More Information" in this prospectus supplement. You should pay special attention to the "Risk Factors" sections of this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by annual, quarterly and other reports and documents we file with the SEC, to determine whether an investment in the notes is appropriate for you.

The Business

        We are a leading provider of online travel and travel related reservation and search services. Through our online travel agent ("OTA") services, we connect consumers wishing to make travel reservations with providers of travel services around the world. We offer consumers accommodation reservations (including hotels, bed and breakfasts, hostels, apartments, vacation rentals and other properties) through our Booking.com, priceline.com and agoda.com brands. Our priceline.com brand also offers consumers reservations for rental cars, airline tickets, vacation packages and cruises. We offer rental car reservations worldwide through rentalcars.com. We also allow consumers to easily compare airline ticket, hotel reservation and rental car reservation information from hundreds of travel websites at once through KAYAK. We recently acquired OpenTable, a leading provider of online restaurant reservations. We believe that the online restaurant reservation business is complementary to our online travel businesses, and that both OpenTable and our travel businesses will benefit from adding OpenTable to The Priceline Group.

        We launched our business in the United States in 1998 under the priceline.com brand and have since expanded our operations to include Booking.com, KAYAK, agoda.com, rentalcars.com and OpenTable, which are independently managed and operated brands. Our principal goal is to serve consumers and our travel service provider and restaurant partners with worldwide leadership in online reservation services. Our business is driven primarily by international results, which consist of the results of Booking.com, agoda.com and rentalcars.com and the results of the internationally based websites of KAYAK and, as of July 24, 2014, OpenTable (in each case regardless of where the consumer resides, where the consumer is physically located while making a reservation or the location of the travel service provider or restaurant).

        Historically, we have derived substantially all of our gross profit from the following sources:

  •
  commissions earned from facilitating reservations of accommodations, rental cars, cruises and other travel services;

  •
  transaction gross profit and customer processing fees from our accommodation, rental car, airline ticket and vacation package reservation services;

  •
  advertising revenues primarily earned by KAYAK from sending referrals to OTAs and travel service providers, as well as from advertising placements on KAYAK's websites and mobile apps;

  •
  beginning on July 24, 2014, revenues recognized by OpenTable, which consist of reservation revenues (a fee for each restaurant guest seated through OpenTable's online reservation service), subscription fees for reservation management services and other revenues; and

  •
  global distribution system ("GDS") reservation booking fees related to our Name Your Own Price® hotel, rental car and airline ticket reservation services and our price-disclosed airline ticket and rental car reservation services.

        Our common stock is listed on The NASDAQ Global Select Market under the symbol "PCLN". Our principal executive offices are located at 800 Connecticut Avenue, Norwalk, Connecticut 06854.

 THE OFFERING

        The summary below describes the principal terms of the notes and may not contain all of the information that may be important to you. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. As used in this section, "we", "our" and "us" refer only to The Priceline Group Inc. and not to its consolidated subsidiaries.

Issuer	The Priceline Group Inc.
Securities Offered	€1,000,000,000 in aggregate principal amount of our 1.800% senior notes due 2027.
Interest and Interest Payment Dates	The notes will bear interest from the date of original issue until maturity at a rate of 1.800% per year, payable on March 3 of each year, beginning March 3, 2016.
Maturity	The notes will mature on March 3, 2027.
Currency of Payment

All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euro. If euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if euro is no longer being used by the then member states of the European Monetary Union that have adopted euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until euro is again available to us or so used.

Ranking	The notes will be our general senior unsecured obligations, ranking:

•

equal in right of payment with any other senior unsecured indebtedness of ours, including our outstanding 1.25% convertible senior notes due 2015, 1.0% convertible senior notes due 2018, 0.35% convertible senior notes due 2020, 0.90% convertible senior notes due 2021, 2.375% senior notes due 2024 and any borrowings under our revolving credit facility;

• senior in right of payment to any future indebtedness of ours that is contractually subordinated to the notes;
• structurally subordinated to the claims of our subsidiaries' creditors, including trade creditors; and
• effectively subordinated to any secured indebtedness of ours to the extent of the value of the collateral securing such indebtedness.
As of December 31, 2014, the aggregate amount of liabilities of our consolidated subsidiaries, excluding intercompany liabilities, was approximately $2.23 billion.

Use of Proceeds

We intend to use the net proceeds of this offering, which are expected to total approximately €994.0 million, for general corporate purposes, which may include share repurchases, repayment of debt and acquisitions, among other uses.

Optional Redemption

At our option, we may redeem some or all of the notes at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest, if any, plus a specified "make-whole" premium described under "Description of Notes—Optional Redemption."

Additional Amounts

We will, subject to certain exceptions and limitations set forth herein, pay additional amounts on the notes as are necessary in order that the net payment by us of the principal of and interest on the notes to a holder who is not a United States person, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States will not be less than the amount provided in the notes to be then due and payable. See "Description of the Notes—Payment of Additional Amounts."

Redemption for Tax Reasons

We may redeem all but not less than all of the notes in the event of certain changes in the tax laws of the United States (or any taxing authority in the United States). This redemption would be at 100% of the principal amount, plus accrued and unpaid interest on the notes. See "Description of the Notes—Redemption for Tax Reasons."

Further Issuances

We may, without the consent of the holders, issue additional notes under the indenture in the future with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

Sinking Fund	The notes will not be entitled to the benefit of any sinking fund.
Listing and Trading

We intend to file an application to list the notes on The New York Stock Exchange, or the NYSE. If the application is approved, trading of the notes on the NYSE is expected to begin within 30 days after the original issue date of the notes. The underwriters have advised us that they intend to make a market in the notes prior to commencement of any trading on the NYSE. The underwriters will not, however, have any obligation to do so, and neither we nor they can assure you that a market for the notes will develop prior to commencement of trading on the NYSE or, if developed, that it will be maintained.

Global Notes; Book-Entry System

We will issue the notes in fully registered form in minimum denominations of €100,000 and multiples of €1,000 in excess thereof. The notes will be evidenced by one or more global notes deposited with a common depositary for Euroclear and Clearstream. Beneficial interests in the global notes will be shown on, and transfers of those beneficial interests can only be made through, records maintained by Euroclear and Clearstream and its participants. See "Description of Notes—Global Notes, Book-Entry Form."

Governing Law	The indenture and the notes will be governed by the laws of the State of New York.
Certain United States Federal Income Tax Consequences	For certain material U.S. federal income tax consequences of the acquisition, holding and disposition of the notes, see "Certain U.S. Federal Income and Estate Tax Considerations."
Trustee and Paying Agent	Deutsche Bank Trust Company Americas.
Registrar and Transfer Agent	Deutsche Bank Trust Company Americas.
Risk Factors

Investment in the notes involves certain risks. You should carefully consider the information under "Risk Factors" on page S-7, and other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus before investing in the notes.

RISK FACTORS

        Investing in the notes involves risks. Before purchasing any notes, you should carefully consider the specific factors discussed below, together with all the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein.

Risks Relating to the Notes

The notes will be effectively junior to all of our secured indebtedness.

        The notes will be our senior unsecured obligations and will rank equally with all our other senior unsecured indebtedness, including our outstanding 1.25% convertible senior notes due 2015, 1.0% convertible senior notes due 2018, 0.35% convertible senior notes due 2020, 0.90% convertible senior notes due 2021, and 2.375% senior notes due 2024. The notes are effectively subordinated, however, to any secured debt we incur to the extent of the value of the assets securing such debt. As of the date of this prospectus supplement, we had no secured indebtedness outstanding. Although the indenture governing the notes will contain certain limitations on our ability to incur secured indebtedness, it will nevertheless permit us to incur a significant amount of secured indebtedness, and the notes will be effectively junior to this secured indebtedness to the extent of the realized value of the assets securing such secured indebtedness.

        In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any debt that ranks ahead of the notes will be entitled to be paid in full from our assets before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing circumstances, there may not be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.

We may incur additional indebtedness ranking equal to the notes.

        The indenture governing the notes does not contain any financial or operating covenants that would prohibit or limit us or our subsidiaries from incurring additional indebtedness and other liabilities, paying dividends, or issuing securities or repurchasing securities issued by us or any of our subsidiaries. The incurrence of additional indebtedness could adversely affect our ability to pay our obligations on the notes. We anticipate that from time to time we may incur additional indebtedness in the future.

        If we incur additional indebtedness that ranks equally with the notes, including trade payables, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with our insolvency, liquidation, reorganization, dissolution or other winding-up. This may have the effect of reducing the amount of proceeds paid to you.

The notes will be effectively junior to any secured indebtedness that we may incur in the future.

        The notes will be a general unsecured obligation of The Priceline Group Inc. A significant portion of our assets consist of direct and indirect ownership interests in, and our business is conducted through, our subsidiaries. As a consequence, our indebtedness, including the notes, will be structurally subordinated to existing and future indebtedness and other liabilities of our subsidiaries and any future subsidiaries. In addition, our right to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise, and the ability of holders of the notes to benefit indirectly from that kind of distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent we are recognized as a creditor of that subsidiary. All obligations of our subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise. As of December 31, 2014, the aggregate amount of liabilities of our consolidated subsidiaries, excluding intercompany liabilities, was approximately $2.23 billion.

The notes do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell your notes.

        The notes are a new issuance of securities with no established trading market. We intend to apply to list the notes on the NYSE, but the NYSE may not accept the notes for listing. Even if the notes are approved for listing by the NYSE, an active trading market on the NYSE for the notes may not develop or, even if it develops, may not last, in which case the trading price of the notes could be adversely affected and your ability to transfer your notes will be limited. If an active trading market does develop on NYSE, the notes may trade at prices lower than the offering price. The trading price of the notes will depend on many factors, including:

  •
  prevailing interest rates;

  •
  the market for similar securities;

  •
  general economic and financial market conditions;

  •
  our issuance of debt or preferred equity securities; and

  •
  our financial condition, results of operations and prospects.

We have been advised by the underwriters that they intend to make a market in the notes pending any listing of the notes on the NYSE, but they are not obligated to do so and may discontinue market-making at any time without notice.

Ratings of the notes may change and affect the market price and marketability of the notes.

        Our debt securities are subject to periodic review by an independent credit rating agency, and may be subject to rating and periodic review by additional independent credit rating agencies in the future. Any such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of the rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. We cannot assure you that such credit rating will remain in effect for any given period of time or that any such rating will not be lowered, suspended or withdrawn entirely by the rating agency, if, in such rating agency's judgment, circumstances so warrant. It is also possible that any such rating may be lowered in connection with future events, such as future acquisitions. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of any such rating. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the notes.

An investment in the notes by a purchaser whose home currency is not euro entails significant risks.

        All payments of interest on and the principal of the notes and any redemption price for the notes will be made in euro. An investment in the notes by a purchaser whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder's home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of euro against the holder's home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder.

The notes permit us to make payments in U.S. dollars if we are unable to obtain euro.

        If euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if euro is no longer being used by the then member states of the European Monetary Union that have adopted euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, if the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recently available market exchange rate for euro, determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Investors will be subject to foreign exchange risks as to payment of principal and interest that may have important economic and tax consequences for them.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

        The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. The judgment would be converted into U.S. dollars, however, at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered. A U.S. federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the foregoing New York law.

        In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Risks Related to Our Business

        The risks described in this prospectus supplement are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows. In such a case, you may lose all or part of your investment in the notes. For a further discussion of the risks, uncertainties and assumptions relating to our business, please see the discussion under the caption "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by annual, quarterly and other reports and documents we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the years and periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus supplement, no ratio of earnings to combined fixed charges and preferred stock dividends is presented.

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges(1)	27.6	23.8	24.1	34.9	22.3

(1)
For purposes of calculating our ratios of earnings to fixed charges, "Earnings" consist of (a) earnings before income taxes; (b) fixed charges; and (c) equity in income of investees minus the earnings before income taxes attributable to noncontrolling interests. Fixed charges consist of interest expense and an estimate of the interest within our rental expense.

USE OF PROCEEDS

        We expect to receive net proceeds of approximately €994.0 million from the sale of the notes to the underwriters, after deducting the underwriters' discount and commission and other offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes, which may include share repurchases, repayment of debt and acquisitions, among other uses.

 CAPITALIZATION

        The following table sets forth our cash, cash equivalents and marketable securities and capitalization as of December 31, 2014:

  •
  on an actual basis; and

  •
  on an as adjusted basis after giving effect to this offering.

        The following data are qualified in their entirety by our financial statements and other information incorporated by reference herein. You should read this table in conjunction with "Risk Factors" and "Use of Proceeds."

	As of December 31, 2014
	Actual	As Adjusted(8)
	(dollars in thousands) (unaudited)
Cash, cash equivalents and marketable securities(1)	$8,046,486	$9,174,024

Debt:
Credit Facility(2)	—	—
1.25% Convertible Senior Notes due 2015(3)	37,524	37,524
1.0% Convertible Senior Notes due 2018(4)	925,166	925,166
0.35% Convertible Senior Notes due 2020(5)	861,886	861,886
0.90% Convertible Senior Notes due 2021(6)	863,701	863,701
2.375% Senior Notes due 2024(7)	1,199,003	1,199,003
1.800% Senior Notes due 2027 offered hereby(8)	—	1,134,300

Total debt	3,887,280	5,021,580
Stockholders' equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares; 61,821,097 shares issued	480	480
Treasury stock, 9,888,024 shares	(2,737,585)	(2,737,585)
Additional paid-in capital	4,923,196	4,923,196
Accumulated earnings	6,640,505	6,640,505
Accumulated other comprehensive income (loss)	(259,902)	(259,902)

Total stockholders' equity	8,566,694	8,566,694

Total capitalization	$12,453,974	$13,588,274

(1)
Includes short term and long term investments of $1.1 billion and $3.8 billion, respectively at December 31, 2014. Exclusive of restricted cash.

(2)
As of December 31, 2014, there were no borrowings under the credit facility and there were approximately $4.0 million of letters of credit issued under the facility.

(3)
Amount shown for the 1.25% Convertible Senior Notes represents total aggregate principal amount outstanding at December 31, 2014, which is classified in current liabilities and the mezzanine section of our balance sheet as of that date. A conversion notice in the amount of $1,000 has been received since December 31, 2014 but has not yet been settled. No other conversion notices have been received since December 31, 2014.

(4)
Amount shown for the 1.00% Convertible Senior Notes represents total carrying value outstanding at December 31, 2014, which is classified in long-term liabilities in our balance sheet and has a total aggregate principal amount outstanding of $1 billion as of that date.

(5)
Amount shown for the 0.35% Convertible Senior Notes represents total carrying value outstanding at December 31, 2014, which is classified in long-term liabilities in our balance sheet and has a total aggregate principal amount outstanding of $1 billion as of that date.

(6)
Amount shown for the 0.90% Convertible Senior Notes represents total carrying value outstanding at December 31, 2014, which is classified in long-term liabilities in our balance sheet and has a total aggregate principal amount outstanding of $1 billion as of that date.

(7)
The 2.375% Senior Notes were issued with an aggregate principal amount of €1.0 billion and the amount shown is the U.S. dollar equivalent of the carrying value of the notes outstanding using the exchange rate of €1.00=$1.2101 on December 31, 2014.

(8)
The amount in the "As Adjusted" column is the U.S. dollar equivalent of the aggregate principal amount of the notes being offered hereby using the closing exchange rate of €1.00=$1.1343 on February 24, 2015 per Bloomberg L.P.

DESCRIPTION OF NOTES

General

        You can find the definitions of certain terms used in the following summary under the subheading "—Certain Definitions." For purposes of this description of notes, references to "Priceline", the "Company", "we", "our" and "us" refer only to The Priceline Group Inc. and not to any of its subsidiaries.

        Priceline will issue the notes under an indenture between itself and Deutsche Bank Trust Company Americas, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following description is a summary of the material provisions of the indenture and the notes. It does not restate the indenture in its entirety. We urge you to read the indenture, because it, and not this description, defines your rights as a holder of the notes. You may request copies of the indenture at our address set forth under the heading "Where You Can Find More Information" in this prospectus supplement. A copy of the indenture will be available upon request to Priceline.

General

        The notes:

  •
  will bear interest from March 3, 2015 at an annual rate of 1.800% payable on March 3 of each year, beginning on March 3, 2016;

  •
  will be our general unsecured senior obligations, ranking:

  •
  equal in right of payment with any other senior unsecured indebtedness of ours, including our outstanding 1.25% convertible senior notes due 2015, 1.0% convertible senior notes due 2018, 0.35% convertible senior notes due 2020, 0.90% convertible senior notes due 2021, 2.375% senior notes due September 2024 and any borrowings under our revolving credit facility;

  •
  senior in right of payment to any future indebtedness of ours that is contractually subordinated to the notes;

  •
  structurally subordinated to the claims of our subsidiaries' creditors, including trade creditors; and

  •
  effectively subordinated to any secured indebtedness of ours to the extent of the value of the collateral securing such indebtedness;

  •
  will be issued in registered form without interest coupons, in denominations of €100,000 and integral multiples of €1,000 in excess thereof ;

  •
  will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form; and

  •
  will mature on March 3, 2027, unless earlier repurchased.

        The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. Our subsidiaries will not guarantee any of our obligations under the notes. Our operations are conducted through our subsidiaries and, therefore, we depend on the cash flow of our subsidiaries to meet our obligations, including our obligations under the notes. The notes will be effectively subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our subsidiaries. Any right we have to receive assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that we are recognized as a creditor of the subsidiary. As of December 31, 2014, the aggregate amount of liabilities of our consolidated subsidiaries, excluding intercompany liabilities, was approximately $2.23 billion, to which the notes would be effectively subordinated. See "Risk Factors—The notes are effectively subordinated to the liabilities of our subsidiaries."

        The notes will be issued only in denominations of €100,000 and integral multiples of €1,000 in excess thereof. We use the term "note" in this prospectus supplement to refer to each €1,000 principal amount of notes.

        We will initially issue €1,000,000,000 in aggregate principal amount of notes in this offering. We may, without the consent of the holders, issue additional notes under the indenture in the future with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. We may also from time to time repurchase the notes in tender offers, open market purchases or negotiated transactions without prior notice to holders.

        The registered holder of a note will be treated as the owner of it for all purposes.

        Other than restrictions described under "—Certain Covenants" and "—Consolidation, Merger and Sale of Assets" below, the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect holders. See "Risk Factors—Risks Related to the Notes."

        We intend to file an application to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. If the application is approved, trading of the notes on the NYSE is expected to begin within 30 days after the original issue date of the notes. If the application is approved, we will have no obligation to maintain such listing, and we may delist the notes at any time.

Issuance in Euro

        All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euro; provided that if euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if euro is no longer being used by the then member states of the European Monetary Union that have adopted euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, if the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recently available market exchange rate for euro, as determined in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Investors will be subject to foreign exchange risks as to payment of principal and interest that may have important economic and tax consequences for them. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the forgoing.

        Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See "Risk Factors."

        As of February 24, 2015, the euro/U.S. $ exchange rate was €1.00 = U.S. $1.1343, as reported by Bloomberg L.P.

Payments on the Notes; Paying Agent and Registrar

        We have initially designated Deutsche Bank Trust Company Americas as our paying agent, as registrar and transfer agent where notes may be presented for payment. We may, however, change the paying agent or registrar without prior notice to the holders of the notes but with prior written notice to the trustee, and we may act as paying agent or registrar; provided, however, that we will undertake to use commercially reasonable efforts to maintain a paying agent that will not be obliged to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC regarding the taxation of savings income. If we issue notes in definitive form, interest on such notes will be payable (i) to holders holding an aggregate principal amount of notes of €1.0 million or less, by check mailed to the holders of those notes and (ii) to holders holding an aggregate principal amount of notes of more than €1.0 million, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder's account, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

        We will pay the principal of and interest on notes in global form registered in the name of or held by Euroclear or Clearstream or their respective nominees in immediately available funds to Euroclear or Clearstream or their respective nominees, as the case may be, as the registered holder of such global notes.

Transfer and Exchange

        A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and/or the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.

Interest

        The notes will bear interest at a rate of 1.800% per year from March 3, 2015, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable annually in arrears on March 3 of each year, beginning March 3, 2016.

        Interest will be paid to the person in whose name a note is registered at the close of business on the February 16 immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or March 3, 2015 if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as Actual/Actual (ICMA) as defined in the rulebook of the International Capital Market Association.

        If any interest payment date, the maturity date or any earlier required repurchase date upon a designated event falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term "business day" means any day, other than a Saturday or Sunday, (1) that is not a day on which banking institutions in the City of New York or London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

        All references to interest in this prospectus supplement include additional interest, if any, payable as described under "—Events of Default" and at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "—Events of Default".

        No sinking fund is provided for the notes.

Ranking

        The notes will be our general unsecured obligations and will rank senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated, which include our outstanding 1.25% convertible senior notes due 2015, 1.0% convertible senior notes due 2018, 0.35% convertible senior notes due 2020, 0.90% convertible senior notes due 2021 and 2.375% senior notes due 2024. The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from the proceeds of such assets, and there may not be sufficient assets remaining to pay amounts due on the notes then outstanding.

Optional Redemption

        The notes will be redeemable in whole or in part by us on or after the date that is three months prior to the maturity date of the notes at 100% of the principal amount of the notes (par), plus accrued and unpaid interest thereon to but excluding the date of redemption.

        The notes will also be redeemable prior to maturity, at our option, in whole or in part (equal to €100,000 and integral multiples of €1,000 in excess thereof), at any time (a "Redemption Date"), at a redemption price equal to the greater of:

  •
  100% of the aggregate principal amount of the notes to be redeemed; and

  •
  an amount equal to the sum of the present values of the remaining scheduled payments for principal and interest on the notes, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on an annual basis at the Comparable Government Bond Rate, plus 25 basis points;

plus, in each of the above cases, accrued and unpaid interest on the notes, if any, to, but excluding, such Redemption Date.

        "Comparable Government Bond Rate" means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank.

        "Comparable Government Bond" means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German government bond whose maturity is closest to the maturity of the notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

        If less than all of the notes are to be redeemed, in the case of certificated notes, the trustee will select notes for redemption pro rata or by such other method it deems appropriate and fair. In the case of global notes, the depositary in coordination with the paying agent may select global notes for redemption pursuant to its applicable procedures. The trustee, in the case of certificated notes, shall select notes and portions of notes in amounts of €100,000 and integral multiples of €1,000 in excess thereof. The depositary, in connection with the paying agent, in the case of global notes, shall select notes and portions of notes in amounts of €100,000 and integral multiples of €1,000 in excess thereof.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date. We will not be responsible for giving notice to anyone other than the depositary. Unless we default in payment of the redemption price, on or after the Redemption Date, interest will cease to accrue on the notes called for redemption.

        The notes are also subject to redemption prior to maturity if certain events occur involving U.S. taxation. If any of these special tax events occurs, the notes will be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the date fixed for redemption. See "—Redemption for Tax Reasons." Before the redemption date, we will deposit with the paying agent money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest to the redemption date on the notes to be redeemed on such date.

Payment of Additional Amounts

        All payments of principal and interest on the notes by us will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge imposed by the United States (or any political subdivision or taxing authority thereof or therein having power to tax), unless the withholding or deduction of such taxes, assessment or other government charge is required by law or the official interpretation or administration thereof. We will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment by us of the principal of and interest on the notes to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States (or any political subdivision or taxing authority thereof or therein having power to tax), will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

          (1)   to the extent any tax, assessment or other governmental charge is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

            a)    being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

            b)    having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;

            c)     being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;

            d)    being or having been a "10-percent shareholder" of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the "Code") or any successor provision; or

            e)    being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code or any successor provision;

          (2)   to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

          (3)   to the extent any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

          (4)   to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

          (5)   to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge, or excise tax imposed on the transfer of notes;

          (6)   to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing or complying with or introduced in order to conform to, such directive;

          (7)   to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note as a result of the presentation of any note for payment (where presentation is required) by or on behalf of a holder of notes, if such payment could have been made without such withholding by presenting the relevant note to at least one other paying agent in a member state of the European Union;

          (8)   to the extent any tax, assessment or other governmental charge would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (9)   to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

          (10) in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), and (9).

        The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading "—Payment of Additional Amounts," we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

        As used under this heading "—Payment of Additional Amounts" and under the heading "—Redemption for Tax Reasons", the term "United States" means the United States of America, the states of the United States, and the District of Columbia, and the term "United States person" means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Redemption for Tax Reasons

        If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described herein under the heading "—Payment of Additional Amounts" with respect to the notes, then we may at any time at our option redeem, in whole, but not in part, the notes on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on those notes to, but not including, the date fixed for redemption.

No Sinking Fund

        The notes will not be entitled to the benefit of any sinking fund.

Certain Covenants

        The indenture will contain covenants including, among others, the following:

Limitation on Liens

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien securing Indebtedness (the "Initial Lien") on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the notes (together with, at the option of the Company, any other Indebtedness of the Company or any of its Subsidiaries ranking equally in right of payment with the notes) are secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

        Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may create, assume, incur or guarantee Indebtedness secured by a Lien without equally and ratably securing the notes; provided that at the time of such creation, assumption, incurrence or guarantee, after giving effect thereto and to the retirement of any Indebtedness that is being retired substantially concurrently with any such creation, assumption, incurrence or guarantee, the sum of (a) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries secured by Liens other than Permitted Liens and (b) the Attributable Debt associated with all Sale/Leaseback Transactions of the Company and its Restricted Subsidiaries permitted by the last paragraph under "—Limitation on Sale/Leaseback Transactions" below, does not at such time exceed the greater of (i) 20% of the Consolidated Net Tangible Assets of the Company measured at the date of incurrence of the Lien and (ii) $1.4 billion.

        Any such Lien thereby created in favor of the notes will be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an affiliate of the Company of the property or assets secured by such Initial Lien.

        See "—Certain Definitions" below for the definitions of capitalized terms used herein.

Limitation on Sale/Leaseback Transactions

        The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

  (1)
  the Company or such Restricted Subsidiary would be entitled to create a Lien on such property securing the Attributable Debt associated with such Sale/Leaseback Transaction without equally and ratably securing the notes pursuant to the covenant described under "—Limitation on Liens";

  (2)
  the net proceeds of the sale of the property to be leased are at least equal to such property's fair market value, as determined by the Company's board of directors, and the proceeds are applied within 365 days of the effective date of the Sale/Leaseback Transaction to the purchase, construction, development or acquisition of assets or to the repayment of any Indebtedness of the Company that ranks equally with the notes or any Indebtedness of one or more Restricted Subsidiaries; provided that the amount required to be applied to the repayment of any such Indebtedness pursuant to this clause (b) shall be reduced by the principal amount of any notes delivered within 365 days after such sale to the Trustee for retirement and cancellation;

  (3)
  such transaction was entered into prior to the date of the initial issuance of the notes under the indenture;

  (4)
  such transaction involves a lease for not more than three years (or which may be terminated by the Company or a Restricted Subsidiary within a period of not more than three years);

  (5)
  such transaction was for the sale and lease between only the Company and a Subsidiary of the Company or only between Subsidiaries of the Company; or

  (6)
  such transaction involves a sale and lease of property executed by the time of, or within 18 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

        Notwithstanding the restrictions outlined in the preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to enter into Sale/Leaseback Transactions, without complying with the requirements of the preceding paragraph, if, after giving effect thereto, the aggregate amount of all Attributable Debt associated with Sale/Leaseback Transactions not otherwise permitted by the preceding paragraph that is outstanding at such time, together with the aggregate amount of all outstanding Indebtedness secured by Liens permitted under the second paragraph under "—Limitation on Liens" above, does not exceed the greater of (i) 20% of the Consolidated Net Tangible Assets of the Company measured at the date of the Sale/Leaseback Transactions and (ii) $1.4 billion.

        See "—Certain Definitions" below for the definitions of capitalized terms used herein.

Consolidation, Merger and Sale of Assets

        The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not the Company, is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; and (ii) immediately after giving effect to such transaction, no default has occurred and is continuing under the indenture; and (iii) the resulting, surviving or transferee person, if not the Company, expressly assumes by supplemental indenture all of our obligations under the notes and the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, the Company under the indenture.

        Compliance with the covenants and any additional covenants with respect to the notes may not be waived by the trustee in most instances unless the holders of at least a majority in principal amount of all outstanding notes consent to such waiver.

        See "—Certain Definitions" below for the definitions of capitalized terms used herein.

Events of Default

        An "Event of Default" is defined in the indenture as:

          (1)   default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

          (2)   default in the payment of principal of any note when due and payable at its stated maturity, upon acceleration or otherwise;

          (3)   failure by us to comply with our obligations under "—Consolidation, Merger and Sale of Assets";

          (4)   failure by us for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

          (5)   default by us or any majority owned subsidiary in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $75 million in the aggregate of the Company and/or any subsidiary, whether such debt now exists or shall hereafter be created, which default results in such debt becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by us or such subsidiary; or

          (6)   certain events of bankruptcy, insolvency, or reorganization of the Company or any of our significant subsidiaries as defined in Rule 1-02 of Regulation S-X promulgated by the SEC as in effect on the original date of issuance of the notes (the "bankruptcy provisions").

        If an Event of Default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by written notice to us and the trustee, may, and the trustee at the written request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. Upon an Event of Default arising out of the bankruptcy provisions, however, the aggregate principal amount and accrued and unpaid interest will be due and payable immediately.

        The holders of a majority in principal amount of the outstanding notes may waive an existing default (except with respect to nonpayment of principal or interest or certain other matters) and may rescind any acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

          (1)   such holder has previously given the trustee notice that an Event of Default is continuing;

          (2)   holders of at least 25% in principal amount of the outstanding notes have requested the trustee in writing to pursue the remedy;

          (3)   such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

          (4)   the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (5)   the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that in the event an Event of Default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The indenture provides that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must send to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year.

Modification and Amendment

        Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes of all series under the indenture then outstanding and affected by such amendment, voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). Without the consent of each holder of an outstanding note affected, however, no amendment may, among other things:

          (1)   make any change to the percentage of principal amount of the notes the holders of which must consent to an amendment;

          (2)   reduce the principal amount of, premium, or interest on, or extend the stated maturity or interest payment periods, of the notes;

          (3)   make any note payable in money or securities other than as stated in the note;

          (4)   impair the right to institute suit for the enforcement of any payment with respect to the notes; or

          (5)   waive a default in payment of principal of, premium, if any, or interest on the notes or modify any provisions of the indenture relating to modification or amendment thereof.

Without the consent of any holder, we and the trustee may amend the indenture:

          (1)   to evidence the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of the covenants, agreements and obligations in the indenture and in the notes;

          (2)   to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of the notes as our boards of directors will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the notes to waive such default);

          (3)   to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any note that may be defective or inconsistent with any other provision contained therein;

          (4)   to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as will not adversely affect in any material respect the interests of any holders of the notes;

          (5)   to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

          (7)   to add guarantees with respect to the notes or to secure the notes;

          (8)   to add to, change, or eliminate any of the provisions of the indenture with respect to the notes, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such note with respect to such provision or (b) become effective only when there is no such note outstanding;

          (9)   to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the notes and to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

          (10) to make any change that does not adversely affect the rights of any holder in any material respect.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. The failure to give such notice to all the holders, or any defect in the notice, however, will not impair or affect the validity of the amendment. The principal amount of a Security denominated in a currency other than Dollars shall be the Dollar equivalent, as determined by the Company by reference to the noon buying rate in The City of New York for cable transfers for such currency, as such rate is certified for customs purposes by the Federal Reserve Bank of New York (the "Exchange Rate") on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent, as determined by the Company by reference to the Exchange Rate on the date of original issuance of such Security, of the amount determined as provided in (a) above), of such Security.

Satisfaction and Discharge of the Indenture

        The indenture will generally cease to be of any further effect with respect to the notes if (a) we have delivered to the trustee for cancellation all notes (with certain limited exceptions) or (b) all notes not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such notes (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

Defeasance

        We may terminate at any time all our obligations with respect to the notes and the indenture, which we refer to as "legal defeasance," except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. We may also terminate at any time our obligations with respect to the notes under the covenants described under "—Certain Covenants" and "—Consolidation, Merger and Sale of Assets", and the operation of certain events of default, which we refer to as "covenant defeasance." We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.

        If we exercise our legal defeasance option with respect to the notes, payment of the notes may not be accelerated because of an event of default with respect thereto. If we exercise the covenant defeasance option with respect to the notes, payment of the notes may not be accelerated because of an event of default specified in clause (3), clause (4) (with respect to the covenants described under "—Certain Covenants"), or clause (5) (with respect to the covenants described under "—Events of Default").

        The legal defeasance option or the covenant defeasance option with respect to the notes may be exercised only if:

  (1)
  we irrevocably deposit in trust with the trustee cash or U.S. Government obligations or a combination thereof for the payment of principal of and interest on the notes to maturity,

  (2)
  such defeasance or covenant defeasance does not constitute a default under the indenture or any other material agreement or instrument binding us,

  (3)
  no default or event of default has occurred and is continuing on the date of such deposit and, with respect to defeasance only, at any time during the period ending on the 123rd day after the date of such deposit (other than, if applicable, a default or event of default with respect to the notes resulting from the borrowing of funds to be applied to such deposits),

  (4)
  in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee stating that:

  a)
  we have received from the U.S. Internal Revenue Service (the "IRS") a letter ruling, or there has been published by the IRS a Revenue Ruling, or

  b)
  since the date of the indenture, there has been a change in the applicable U.S. federal income tax law,

    in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred,

  (5)
  in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the Trustee to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred,

  (6)
  we deliver to the trustee an opinion of counsel to the effect that, after the 123rd day after the date of deposit, all money and U.S. Government obligations (or other property as may be provided pursuant to the terms of the Indenture) (including the proceeds thereof) deposited or caused to be deposited with the trustee to be held in trust will not be subject to any case or proceeding (whether voluntary or involuntary) in respect of Priceline under any U.S. Federal or state bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief in respect of Priceline issued in connection therewith, and

  (7)
  we deliver to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the notes have been complied with as required by the indenture.

        If we defease our obligations under the indenture, we will be released from its obligations in the provisions described under "—Consolidation, Merger and Sale of Assets" and "—Certain Covenants."

Reports

        So long as any notes are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and applicable to us and (ii) furnish to the trustee and the holders of the notes within 30 days after the date on which we would be required to file the same with the SEC pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all quarterly and annual financial information to the extent required of us to be contained in Forms 10-Q and 10-K and, with respect to the annual consolidated financial statements only, a report thereon by our independent auditors. We shall not be required to file any report or other information with the SEC if the SEC does not permit such filing, although such reports will be required to be furnished to the trustee. Documents filed by us with the SEC via the EDGAR system will be deemed to have been furnished to the trustee and the holders of the notes as of the time such documents are filed via EDGAR; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR.

Global Notes, Book-Entry Form

        We have obtained the information in this section concerning Clearstream Banking, société anonyme or its successor ("Clearstream") and Euroclear Bank, S.A./N.V. or its successor ("Euroclear") and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

        The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear.

        The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euro, except as described in this prospectus supplement under "—Issuance in Euro."

        Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

        The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor's interest in the notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.

        Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

        Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

        We have been advised by Clearstream and Euroclear, respectively, as follows:

  Clearstream

        Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

        Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

  Euroclear

        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

  •
  transfers of securities and cash within Euroclear;

  •
  withdrawal of securities and cash from Euroclear; and

  •
  receipt of payments with respect to securities in Euroclear.

        All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

        Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

  Clearance and Settlement Procedures

        We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

        We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

        Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

        Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. They are under no obligation, however, to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Information Concerning the Trustee

        We have appointed Deutsche Bank Trust Company Americas as the trustee under the indenture and as paying agent, registrar and transfer agent. The trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.

Governing Law

        The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as of the time of determination, the present value (discounted at the implicit interest factor determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items that do not constitute payments for property rights. In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of:

          (1)   the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated); and

          (2)   the Attributable Debt determined assuming no such termination.

        "Capital Stock" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

        "Consolidated Net Tangible Assets" means, as of the time of determination, the aggregate amount of the assets of the Company and the assets of its Subsidiaries, determined on a consolidated basis, after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, in each case as reflected on the most recent consolidated balance sheet prepared by the Company in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q filed or any amendment thereto pursuant to the Exchange Act by the Company prior to the time as of which "Consolidated Net Tangible Assets" is being determined or, if the Company is not required to so file, as reflected on its most recent consolidated balance sheet prepared by the Company in accordance with GAAP.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in:

  (1)
  the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

  (2)
  statements and pronouncements of the Financial Accounting Standards Board;

  (3)
  such other statements by such other entity as approved by a significant segment of the accounting profession; and

  (4)
  the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

        "Hedging Obligations" means:

  (1)
  interest rate swap agreements and other agreements designed to hedge or reduce the risk of interest rate fluctuations; and

  (2)
  agreements or arrangements designed to hedge or reduce the risk of fluctuations in currency exchange rates or commodity prices.

        "Indebtedness" means, with respect to any Person on any date of determination: the principal in respect of (A) indebtedness of such Person for money borrowed, including, without limitation, indebtedness for money borrowed evidenced by notes, debentures, bonds or other similar instruments and (B) all guarantees in respect of such indebtedness of another Person (it being understood, however, that indebtedness for money borrowed shall in no event include any amounts payable or other liabilities to trade creditors (including undrawn letters of credit) arising in the ordinary course of business). For the avoidance of doubt, Hedging Obligations are not Indebtedness.

        "Issue Date" means the date on which the notes are originally issued.

        "Lien" any mortgage or deed of trust, charge, pledge, lien, privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other similar encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement); provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 18 months after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

  (2)
  Liens existing on the Issue Date;

  (3)
  Liens on assets (including shares of Capital Stock) of another Person at the time such other Person becomes a Subsidiary of such Person (other than a Lien incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other categories of assets owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

  (4)
  Liens on assets at the time such Person or any of its Subsidiaries acquires the assets, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (other than a Lien incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person or any of its Subsidiaries acquired such assets); provided, however, that the Liens may not extend to any other categories of assets owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

  (5)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary of such Person owing to such Person or to another Restricted Subsidiary of such Person;

  (6)
  Liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

  (7)
  Liens Incurred to secure cash management services in the ordinary course of business or on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

  (8)
  Liens created to secure the notes and Liens in favor of the trustee granted in accordance with the indenture;

  (9)
  Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, including Liens or trade letters of credit in favor of any governmental entity, including the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of any such entity, to secure partial, progress, advance or other payments pursuant to any contract or statute;

  (10)
  Liens on the Capital Stock of a Subsidiary that is not a Restricted Subsidiary;

  (11)
  purported Liens evidenced by the filing of precautionary UCC financing statements; and

  (12)
  any extensions, renewals or replacements of any Lien referred to in clauses (1) through (11) without increase of the principal of the Indebtedness secured by such Lien (except to the extent of any fees, premiums or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (11) shall not extend to or cover any property of the Company or any of its Restricted Subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

        "Restricted Subsidiary" means any Subsidiary other than:

  (1)
  any Subsidiary primarily engaged in financing receivables or in the finance business; or

  (2)
  any Subsidiary that is not a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X.

        "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

  (1)
  such Person;

  (2)
  such Person and one or more Subsidiaries of such Person; or

  (3)
  one or more Subsidiaries of such Person.

        "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income and, in the case of non-U.S. Holders (as defined below), estate tax consequences, of the purchase, ownership and disposition of the notes as of the date of this offering circular. Unless otherwise stated, this summary deals only with notes held as capital assets by persons who purchase the notes for cash pursuant to this offering at their initial offering price.

        As used herein, a "U.S. Holder" means a beneficial owner of the notes that is for U.S. federal income tax purposes any of the following:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        The term "non-U.S. Holder" means a beneficial owner of the notes (other than a partnership or any other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

        This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are a person subject to special tax treatment under the U.S. federal income tax laws, including, without limitation:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  a tax-exempt organization;

  •
  an insurance company;

  •
  a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle for U.S. federal income tax purposes;

  •
  a trader in securities that has elected the mark-to-market method of tax accounting for your securities;

  •
  a person liable for alternative minimum tax;

  •
  a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor therein);

  •
  a U.S. Holder whose "functional currency" is not the U.S. dollar;

  •
  a "controlled foreign corporation";

  •
  a "passive foreign investment company"; or

  •
  a U.S. expatriate.

        This summary is based on the Code, U.S. Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in U.S. federal income and, in the case of a non-U.S. Holder, estate tax consequences different from those summarized below. This summary does not represent a detailed description of the U.S. federal income and estate tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income, U.S. Federal gift tax or the effects of any state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes.

        If any entity classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes, you should consult your own tax advisors.

        If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Certain Tax Consequences to U.S. Holders

        The following is a summary of certain U.S. federal income tax consequences that will apply to U.S. Holders of the notes.

        Payments of Stated Interest.    Stated interest on a note generally will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes and will be treated as U.S. source income.

        If you use the cash basis method of accounting for U.S. federal income tax purposes, you will be required to include in income the U.S. dollar value of the stated interest received, determined by translating euros received at the spot rate on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment of stated interest.

        If you use the accrual method of accounting for U.S. federal income tax purposes, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the stated interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued or, in the case of an accrual period that spans two taxable years of a U.S. Holder, the part of the period within the taxable year. Under the second method, you may elect to translate stated interest income at the spot rate on:

  •
  the last day of the accrual period (or the date the stated interest payment is received if such date is within five business days of the end of the accrual period) or

  •
  the last day of the taxable year if the accrual period straddles your taxable year.

        This election will apply to all debt obligations you hold from year to year and cannot be changed without the consent of the IRS. You should consult your own tax advisor as to the advisability of making the above election.

        In addition, if you use the accrual method of accounting for U.S. federal income tax purposes, upon receipt of a stated interest payment on a note (including amounts received upon the sale of a note attributable to accrued interest previously included in income), you will recognize ordinary income or loss (and not interest income and expense) in an amount equal to the difference, if any, between the U.S. dollar value of such payment (determined by translating the euros received at the spot rate on the date such payment is received) and the U.S. dollar value of the stated interest income you previously included in income with respect to such payment, regardless of whether the payment is actually converted into U.S. dollars.

        Sale, Exchange, Redemption, Retirement, or Other Disposition of Notes.    Upon the sale, exchange, redemption, retirement, or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement, or other taxable disposition (less an amount equal to any accrued but unpaid stated interest, which will be treated as interest income to the extent not previously included in income) and your adjusted tax basis in the note. Your adjusted tax basis in a note generally will be your U.S. dollar cost for that note. If you purchased your note with euros, your cost generally will be the U.S. dollar value of the euros paid for such note determined at the spot rate on the date of such purchase. If your note is sold, exchanged, redeemed, retired or otherwise disposed of in a taxable transaction for euros, the amount realized generally will be the U.S. dollar value of the euros received on the date of sale, exchange, redemption, retirement or other taxable disposition. If you are a cash method taxpayer and the notes are traded on an established securities market, euros paid or received will be translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of notes traded on an established securities market, provided that the election is applied consistently to all debt instruments from year to year. Such election cannot be changed without the consent of the IRS.

        Subject to the foreign currency rules discussed below, your gain or loss will generally be capital gain or loss and will be long term capital gain or loss if at the time of sale, exchange, redemption, retirement or other taxable disposition, you have held the note for more than one year. Capital gains of non-corporate U.S. Holders, including individuals, derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by you on the sale, exchange, redemption, retirement or other taxable disposition of a note generally will be treated as U.S. source gain or loss.

        Gain or loss recognized upon the sale, exchange, redemption, retirement or other taxable disposition of a note that is attributable to changes in currency exchange rates relating to the principal amount of such note will be treated as exchange gain or loss. Exchange gain or loss will be treated as ordinary income or loss and generally will be U.S. source gain or loss. For these purposes, the principal amount of the note is your purchase price for the note calculated in euros on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, redemption, retirement or other taxable disposition of the note and (ii) the U.S. dollar value of the principal amount determined on the date you purchased the note. The amount of exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the note.

        Exchange Gain or Loss with Respect to Euros.    Upon the sale, exchange, retirement or other taxable disposition of a note, if the notes are traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will have a basis in the euro received equal to the U.S. dollar value thereof at the spot rate in effect on the settlement date of such sale, exchange, retirement or disposition (that is, the same date that the euro are valued for purposes of determining the amount realized on the note). In all other cases, since the amount realized is based on the spot rate in effect on the date of the sale, exchange or retirement of the note (including the trade date if the notes are traded on an established securities market), (i) the taxpayer will realize foreign exchange gain or loss to the extent the U.S. dollar value of the euro received (based on the spot rate in effect on the date of receipt) differs from the U.S. dollar value of the euro on the date of the sale, exchange, or retirement of the note, and (ii) the taxpayer's basis in the euro received will equal the U.S. dollar value of the euro, based on the spot rate in effect on the date of receipt.

        Any gain or loss recognized by you on a sale, exchange, redemption, retirement or other taxable disposition of the euros will be ordinary income or loss and generally will be U.S. source gain or loss.

        Reportable Transactions.    Treasury Regulations meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury Regulations, certain transactions are required to be reported to the IRS including, in certain circumstances, a sale, exchange, redemption, retirement or other taxable disposition of a foreign currency note, or foreign currency received in respect of a foreign currency note to the extent that such sale, exchange, redemption, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. Holders considering the purchase of notes should consult with their own tax advisor to determine the tax return obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Certain Tax Consequences to Non-U.S. Holders

        The following is a summary of certain U.S. federal income and estate tax consequences that will apply to non-U.S. Holders of the notes.

        U.S. Federal Withholding Tax.    Subject to the discussion below regarding effectively connected income, FATCA and backup withholding, interest paid on a note to a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax under the "portfolio interest" exemption, provided that:

  •
  interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to us through stock ownership;

  •
  you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

  •
  either (a) you provide your name and address on an applicable IRS Form W-8 and certify, under penalties of perjury, that you are not a U.S. person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. Holders that are pass-through entities rather than corporations or individuals.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

  •
  IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) certifying interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "—U.S. Federal Income Tax").

        The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, redemption, retirement or other disposition of a note.

        U.S. Federal Income Tax.    If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base), then you will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in "—U.S. Federal Withholding Tax" are satisfied) in generally the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.

        Subject to the discussion below regarding FATCA and backup withholding, any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base); or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

        Proceeds from a disposition of a note that are accrued but unpaid interest generally will be subject to, or exempt from, tax to the same extent as described above with respect to interest paid on a note.

        U.S. Federal Estate Tax.    Your estate will not be subject to U.S. federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% U.S. federal withholding tax under the "portfolio interest" exemption described above under "—U.S. Federal Withholding Tax" without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

        U.S. Holders.    In general, information reporting requirements will apply to certain payments of interest and principal paid on the notes and to the proceeds of the sale or other disposition (including a redemption) of a note paid to you (unless you are an exempt recipient). Backup withholding may apply to such payments if you fail to provide a correct taxpayer identification number or a certification that you are not subject to backup withholding.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

        Non-U.S. Holders.    Generally, the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person as defined under the Code, and such withholding agent has received from you the required certification that you are a non-U.S. Holder described above in the fifth bullet point under "Certain Tax Consequences to Non-U.S. Holders—U.S. Federal Withholding Tax."

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of notes within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that you are a U.S. person as defined under the Code), or you otherwise establish an exemption.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

        Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), a 30% U.S. federal withholding tax may apply to any interest income paid on the notes and, for a disposition of a note occurring after December 31, 2016, the gross proceeds from such disposition, in each case paid to (i) a "foreign financial institution" (as specifically defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a "non-financial foreign entity" (as specifically defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding the "substantial United States owners" of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under "—U.S. Federal Withholding Tax," the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. If you are a foreign financial entity or a non-financial foreign entity in a jurisdiction that has entered into an intergovernmental agreement with the United States, you may be subject to different rules. You should consult your own tax advisor regarding these rules and whether they may be relevant to your ownership and disposition of notes.

Savings Directive

        Under EC Council Directive 2003/48/EC on the taxation of savings income, each Member State is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or for the benefit of, an individual resident in that other Member State or certain limited types of entities established in that Member State; however, for a transitional period (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries), Austria and Luxembourg (unless during that period they elect otherwise) are instead required to operate a withholding system in relation to such payments. However, during that transitional period, withholding will not apply under the Directive to a payment if the beneficial owner of that payment authorises exchange of information instead. In April 2013, the Luxembourg Government announced its intention to abolish the withholding system with effect from January 1, 2015, in favour of automatic information exchange under the Directive.

        A number of non-EU countries and territories, including Switzerland, have adopted similar measures (a withholding system, in the case of Switzerland).

        On March 24, 2014, the Council of the European Union adopted a Council Directive amending and broadening the scope of the Directive. In particular, the changes expand the range of payments covered by the Directive to include certain additional types of income and establish procedures to look through entities to prevent the circumvention of the Directive by the use of intermediaries. Member States are required to apply these new requirements from January 1, 2017.

        If a payment were to be made or collected through a Member State which operates a withholding system and an amount of, or in respect of, tax were to be withheld from that payment, neither the Issuer, the Paying Agent nor any other person would be obliged to pay additional amounts with respect to any note or to otherwise compensate holders of the notes for the reduction in the amounts that they receive as a result of the imposition of such withholding tax. However, the Issuer is required to maintain a paying agent in a Member State that is not obliged to withhold or deduct tax pursuant to any law implementing or complying with, or introduced in order to conform to, the Directive (if such a Member State exists).

        Investors who are in any doubt as to their position should consult their professional advisers.

UNDERWRITING

        Deutsche Bank AG, London Branch and Goldman, Sachs & Co. are acting as joint book-running managers of this offering and as the representatives of the underwriters named below. Subject to the terms and conditions in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the notes set forth opposite the underwriter's name.

Name	Principal Amount
Deutsche Bank AG, London Branch	€250,000,000
Goldman, Sachs & Co.	€250,000,000
Citigroup Global Markets Limited	€150,000,000
Wells Fargo Securities, LLC	€150,000,000
Merrill Lynch International	€100,000,000
J.P. Morgan Securities plc	€100,000,000

Total	€1,000,000,000

        The underwriting agreement provides that the underwriters' obligations to purchase the notes depend on the satisfaction of the conditions contained in the underwriting agreement, and that if any of the notes are purchased by the underwriters, all of the notes must be purchased. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part. The conditions contained in the underwriting agreement include the condition that all the representations and warranties made by us to the underwriters are true, that there has been no material adverse change in the condition of us or in the financial markets and that we deliver to the underwriters customary closing documents.

        The following table shows the underwriting discounts to be paid to the underwriters by us in connection with this offering.

	Per Note	Total
1.800% Senior Notes due 2027	.400%	€4,000,000

        The notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at the public offering price less a concession not in excess of 0.240% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, to certain other dealers a concession not in excess of 0.160% of the principal amount of the notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        The expenses of the offering, not including the underwriting discounts, are estimated to be approximately €1.7 million and are payable by us.

        The notes will constitute a new series of securities with no established trading market. We intend to file an application to list the notes on the NYSE. If the application is approved, trading of the notes on the NYSE is expected to begin within 30 days after the original issue date of the notes. The underwriters have advised us that they intend to make a market in the notes prior to commencement of any trading on the NYSE. However, the underwriters will have no obligation to do so, and a market for the notes may not develop prior to commencement of trading on the NYSE or, if developed, may not be maintained. In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of notes in excess of the principal amount of notes to be purchased by the underwriters in this offering, which creates a short position for the underwriters. Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives of the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time, but they must in any event end no later than the earlier of 30 days after the issue date of the notes and 60 days after the allotment of the notes.

        We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the issuer, for which they received or will receive customary fees and expenses.

        Certain of the underwriters or their affiliates are agents and/or lenders under our credit facility.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or affiliates thereof may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        We expect that the delivery of the notes will be made to investors on or about March 3, 2015, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as "T+5"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the third business day before the settlement date will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the third business day before the settlement date should consult their advisors.

Sales Outside the United States

        The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

        Each underwriter has represented and agreed that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the notes or distribute this prospectus supplement, the accompanying base prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as agreed to with us in advance of such offer, sale or delivery.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Notes to the public which are the subject of the offering contemplated by this prospectus supplement in that Relevant Member State other than:

  (1)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (2)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

  (3)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression "an offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

        In addition, each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

 VALIDITY OF THE NOTES

        Certain legal matters with respect to the validity of the notes offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Certain legal matters with respect to the notes will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

        The financial statements incorporated by reference in this prospectus supplement from the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at http://www.sec.gov and our website at http://www.pricelinegroup.com. You may also read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        We are "incorporating by reference" into this prospectus supplement specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering of the notes.

        We are "incorporating by reference" into this prospectus supplement the following documents filed with the SEC (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014; and

  •
  our Current Report on Form 8-K/A filed on October 7, 2014.

        We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus supplement by reference. You can request copies of such documents if you call or write us at the following address or telephone number: Office of the General Counsel, Priceline Group, 800 Connecticut Avenue, Norwalk, Connecticut 06854, telephone: 203-299-8000, or you may visit our website at http://www.pricelinegroup.com for copies of any such document.

        This prospectus supplement, the accompanying prospectus and information incorporated by reference herein or therein contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with this offering of notes. The descriptions of these agreements contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

PROSPECTUS

THE PRICELINE GROUP INC.

Common Stock
Debt Securities
Preferred Stock
Warrants
Depositary Shares
Units

        The securities covered by this prospectus may be sold from time to time by The Priceline Group Inc. We may offer the securities for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement or free writing prospectus relating to the specific issue of securities, together with the documents we incorporate by reference, before you invest in any of these securities.

        Our common stock is traded on The NASDAQ Global Select Market under the symbol "PCLN."

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 2 of this prospectus. You should carefully review the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated or deemed incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See "Plan of Distribution" on page 17. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Prospectus Dated September 8, 2014.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, which we refer to in this prospectus as the "SEC," using the "shelf" registration process under the Securities Act. Under the shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings. References to the "Registration Statement" within this prospectus supplement refer to the Registration Statement on Form S-3 (Registration No. 333-198515) initially filed with the Securities Exchange Commission on September 2, 2014, as amended by Post-Effective Amendment No. 1 filed on September 8, 2014.

        This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities in a manner not described herein, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution of the securities. The prospectus supplement may also add, update or change information contained in this prospectus and may include other special considerations applicable to such offering of securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

        In this prospectus, unless the context otherwise requires, the terms "Priceline," "we," "our," "us" and the "Company" refer to The Priceline Group Inc., a Delaware corporation, whose shares of common stock are publicly traded on The NASDAQ Global Select Market under the symbol "PCLN," and its subsidiaries.

        References to "securities" include any security that we might sell under this prospectus or any prospectus supplement.

        We prepare our financial statements in U.S. dollars and prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in conformity with accounting principles generally accepted in the United States, or "U.S. GAAP." Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to "$" or "dollars" are to the lawful currency of the United States.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

        Pursuant to this registration statement, we may offer, issue and sell securities as set forth on the cover page of this prospectus. Because we are a "well-known seasoned issuer," as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to in this prospectus as the "Securities Act," we may add to and offer additional securities by filing a prospectus supplement with the SEC at the time of the offer. In addition, we are able to add our subsidiaries and securities to be issued by them if we guarantee such securities.

        You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

 THE PRICELINE GROUP INC.

        We are a leading online travel company that connects consumers wishing to make travel reservations with providers of travel services around the world. We offer consumers accommodation reservations (including hotels, bed and breakfasts, hostels, apartments, vacation rentals (including "aparthotels," which are apartments with a front desk and cleaning service) and other properties) through our Booking.com, priceline.com and agoda.com brands. Our priceline.com brand also offers consumer reservations for rental cars, airline tickets, vacation packages and cruises. We offer rental car reservations worldwide through rentalcars.com. We also allow consumers to easily compare airline ticket, hotel reservation and rental car reservation information from hundreds of travel websites at once through KAYAK's websites and mobile applications. In addition, we recently acquired OpenTable, a leading provider of online restaurant reservations.

        We launched our business in the United States in 1998 under the priceline.com brand and have since expanded our operations to include Booking.com, agoda.com, KAYAK, rentalcars.com and OpenTable, which are independently managed and operated brands. Our principal goal is to serve consumers with worldwide leadership in online travel services. Our common stock is listed on The NASDAQ Global Select Market under the symbol "PCLN". Our principal executive offices are located at 800 Connecticut Avenue, Norwalk, Connecticut 06854.

RISK FACTORS

        Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in securities issued by Priceline described in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the three months ended June 30, 2014, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional known material risks, we will include a discussion of those risks in the applicable prospectus supplement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and any free writing prospectus and the information incorporated or deemed to be incorporated herein and therein by reference contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the "Exchange Act," and the Securities Act. These forward-looking statements reflect the views of management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict, including the Risk Factors identified on page 2 of this prospectus and in the documents incorporated or deemed incorporated by reference; therefore, actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements.

        Expressions of future goals and expectations and similar expressions, including "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements. Our actual results could differ materially from those described in the forward-looking statements for various reasons including the risks we face, which are more fully described under "Risk Factors" in this prospectus and in our annual report on Form 10-K for the year ended December 31, 2013 and Quarterly Report for the three months ended June 30, 2014, which are incorporated herein by reference. The following factors, among others, could cause our actual results to differ materially from those described in the forward-looking statements:

  •
  adverse changes in general market conditions for leisure and other travel services;

  •
  the effects of increased competition;

  •
  our ability to expand successfully in international markets;

  •
  our online advertising efficiency;

  •
  a change by a major search engine in how it presents travel search results or conducts its auction for search placement in a manner that is competitively disadvantageous to us;

  •
  fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;

  •
  adverse changes in our relationships with travel service providers;

  •
  systems-related failures and/or security breaches;

  •
  the ability to attract and retain qualified personnel; and

  •
  legal and regulatory risks.

        Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, readers should carefully review the reports and documents we file or furnish from time to time with the SEC, particularly our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. For information about how to obtain a copy of these reports or other documents that we file with the SEC, see "Where You Can Find More Information".

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include possible future repayments of indebtedness, corporate acquisitions or for such other purposes as may be specified in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the years and periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus, no ratio of earnings to combined fixed charges and preferred stock dividends is presented.

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges(1)	26.96	20.27	24.77	25.26	37.24	23.32	17.57

(1)
For purposes of calculating our ratios of earnings to fixed charges, "Earnings" consist of (a) earnings before income taxes; (b) fixed charges; and (c) equity in income of investees minus the earnings before income taxes attributable to noncontrolling interests. Fixed charges consist of interest expense and an estimate of the interest within our rental expense. Our fixed charges do not include any dividend requirements with respect to preferred stock because we do not have any shares of preferred stock outstanding.

DESCRIPTION OF COMMON STOCK

        Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the board of directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and the payment of the liquidation preference of any outstanding preferred stock. Each outstanding share of common stock is fully paid and nonassessable.

DESCRIPTION OF DEBT SECURITIES

        The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

        We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of The Priceline Group Inc. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and one or more trustees named in the prospectus supplement, which we refer to as the trustee. A copy of the form of indenture has been filed as an exhibit to the Registration Statement filed with the SEC. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.

General

        The debt securities will represent direct, general obligations of The Priceline Group Inc. and:

  •
  may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

  •
  may be issued in one or more series with the same or various maturities;

  •
  may be issued at a price of 100% of their principal amount or at a premium or discount;

  •
  may be issued in registered or bearer form and certificated or uncertificated form; and

  •
  may be represented by one or more global notes registered in the name of a designated depositary's nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

        The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

  •
  the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series);

  •
  the price or prices of the debt securities of the series;

  •
  any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

  •
  the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

  •
  the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  the currency or currencies in which debt securities of the series will be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) or the principal New York office of the trustee (in the case of securities in bearer form), where the principal, premium and interest with respect to debt securities of the series will be payable or the method of such payment, if by wire transfer, mail or other means;

  •
  the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

  •
  whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

  •
  if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

  •
  the obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

  •
  the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer's common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

  •
  if other than denominations of $1,000 or any integral multiple thereof, the denominations in which debt securities of the series will be issuable;

  •
  if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

  •
  if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

  •
  any changes or additions to the provisions of the indenture dealing with defeasance;

  •
  if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

  •
  the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended, or the

    Trust Indenture Act, are applicable and any corresponding changes to provisions of the indenture as then in effect;

  •
  any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

  •
  if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

  •
  any trustee, authenticating or paying agent, transfer agent or registrar;

  •
  the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

  •
  the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

  •
  the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

  •
  with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee; and

  •
  any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

        The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

  •
  securities in bearer form;

  •
  debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

  •
  debt securities with respect to which principal or interest is payable in a foreign or composite currency;

  •
  debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates, or original issue discount debt securities; and

  •
  variable rate debt securities that are exchangeable for fixed rate debt securities.

        Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States or at the office of the trustee or the trustee's agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

        All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

        The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

        Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary ("participants"). Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form, and will not be considered the owners or holders thereof under the indenture.

        Payments of principal, premium, and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

  •
  any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

  •
  the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

  •
  any other matter relating to the actions and practices of the depositary, its nominee or its participants.

        Neither we, the trustee, any paying agent or registrar for such debt securities or any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

        We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in "street name." Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described in an applicable prospectus supplement. See "Limitations on Issuance of Securities in Bearer Form" below.

        If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee, and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:

  •
  as securities in registered form in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof if the debt securities are issuable as securities in registered form;

  •
  as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or

  •
  as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form

        The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

        If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

        Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

        Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:

  •
  default in payment of the principal or premium, if any, on the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

  •
  failure to pay interest on the debt securities of that series within 30 days of the due date;

  •
  failure to comply with the obligations described under "—Mergers and Sales of Assets" below;

  •
  failure to comply for 60 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

  •
  certain events of bankruptcy, insolvency or reorganization affecting us.

        A prospectus supplement may omit, modify or add to the foregoing events of default.

        A default under the fourth clause above will not constitute an event of default until the trustee or the holders of 25% in principal amount of the outstanding debt securities notify us of the default and we do not cure such default within the time specified after receipt of such notice.

        If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, premium, if any, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

        The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

        Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

  •
  such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable security or indemnity against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

  •
  the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

        However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

        The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must mail to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.

        The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

        Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

        Modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

        No such modification or amendment may, without the consent of each holder affected thereby:

  •
  make any change to the percentage of principal amount of debt securities of any series the holders of which must consent to an amendment;

  •
  reduce the principal amount of, premium, if any, or interest on, or extend the stated maturity or interest payment periods of, any debt security;

  •
  make any debt security payable in money or securities other than that stated in such debt security;

  •
  make any change that adversely affects such holder's right to require us to purchase a debt security, if any;

  •
  impair the right to institute suit for the enforcement of any payment with respect to the debt securities;

  •
  in the case of any subordinated debt security or coupons pertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;

  •
  except as provided under "—Satisfaction and Discharge of the Indenture; Defeasance," release any security or guarantee that may have been granted with respect to the debt securities; or

  •
  waive a default in payment of principal of, premium, if any, or interest on the debt securities of a series or modify any provisions of the indenture relating to modification or amendment thereof.

        Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

  •
  to evidence the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of the covenants, agreements and obligations in the indenture and in the debt securities;

  •
  to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as our boards of directors will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of debt securities to waive such default);

  •
  to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

  •
  to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as will not adversely affect in any material respect the interests of any holders of debt securities of any series;

  •
  to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

  •
  to add to or change any of the provisions of the indenture to provide that securities in bearer form may be registerable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to securities in registered form or of principal, premium or interest with respect to securities in bearer form; or to permit securities in registered form to be exchanged for securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

  •
  in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

  •
  to add guarantees with respect to the debt securities or to secure the debt securities;

  •
  to make any change that does not adversely affect the rights of any holder in any material respect;

  •
  to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (b) become effective only when there is no such debt security outstanding;

  •
  to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

  •
  to establish the form or terms of debt securities and coupons of any series, as described under "—General" above.

Mergers and Sales of Assets

        The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not The Priceline Group Inc., is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; and (ii) immediately after giving effect to such transaction, no default has occurred and is continuing under the indenture; and (iii) the resulting, surviving or transferee person, if not The Priceline Group Inc., expressly assumes by supplemental indenture all of our obligations under the notes and the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, The Priceline Group Inc. under the indenture.

Satisfaction and Discharge of the Indenture; Defeasance

        Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

        In addition, we will have a "legal defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a "covenant defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

        The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Governing Law

        The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

        The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions will apply to any series of preferred stock so offered will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of our restated certificate of incorporation relating to our preferred stock.

        We currently have 150,000,000 authorized shares of preferred stock, par value $0.01 per share. Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the other securities. As of September 8, 2014, we had no shares of preferred stock outstanding.

        Pursuant to Delaware law and our restated certificate of incorporation, our board of directors has the authority to provide by resolution for the issuance of shares of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, the number of shares constituting any series and the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of common stock. Our board of directors, in approving the issuance of a series of preferred stock and the applicable prospectus supplement, will set forth with respect to such series, the following:

  •
  the number of shares constituting such series;

  •
  the designation of such series;

  •
  the voting powers, if any, of the shares of such series; and

  •
  the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.

        The terms of each series of preferred stock will be described in any prospectus supplement related to such series of preferred stock and will contain a discussion of any material U.S. federal income tax considerations applicable to the preferred stock.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, common stock, depositary shares or units. Warrants may be issued independently or together with debt securities, preferred stock, common stock, depositary shares or units offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

        The prospectus supplement relating to a particular issue of warrants will describe the terms of such warrants, including the following:

  •
  the title of such warrants;

  •
  the offering price for such warrants, if any;

  •
  the aggregate number of such warrants;

  •
  the designation and terms of the securities purchasable upon exercise of such warrants;

  •
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of a warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property) and the number of shares of common stock, preferred stock, depositary shares or units purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

  •
  whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of such warrants, if any;

  •
  the redemption or call provisions, if any, applicable to such warrants; and

  •
  any additional terms of such warrants, including terms, procedures, and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEPOSITARY SHARES

        The following description of the terms of the depositary shares sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those depositary shares will be described in the prospectus supplement relating to those depositary shares. Accordingly, for a description of the terms of a particular issue of depositary shares, reference must be made to both the prospectus supplement relating thereto and to the following description.

General

  •
  We may, at our option, elect to offer fractional shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued.

  •
  The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

  •
  The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

PLAN OF DISTRIBUTION

        We may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

  •
  through agents;

  •
  to or through underwriters;

  •
  in "at the market offerings," within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  through brokers or dealers;

  •
  directly by us to purchasers, including through a specific bidding, auction or other process; or

  •
  through a combination of any of these methods of sale.

        Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

        In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

  •
  purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

  •
  ordinary brokerage transactions; or

  •
  transactions in which the broker-dealer solicits purchasers.

        In addition, we may sell any securities covered by this prospectus in private transactions or under Rule 144 of, or pursuant to other exemptions from registration under, the Securities Act rather than pursuant to this prospectus.

        We may sell offered securities through agents designated by us from time to time. Any such agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement to the extent required. Unless indicated in the prospectus supplement, such agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

        In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

        In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

        At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

        In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

        Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

        The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Peter J. Millones, our Executive Vice President, General Counsel and Secretary, with respect to shares of our common stock, and by Cravath, Swaine & Moore LLP, New York, New York, with respect to the other securities offered in this prospectus and any related prospectus supplement. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

        The financial statements incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at http://www.sec.gov and our website at http://www.pricelinegroup.com. You may also read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        We are "incorporating by reference" into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings of all of the securities covered by this prospectus has been completed. This prospectus is part of a registration statement filed with the SEC.

        We are "incorporating by reference" into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014;

  •
  our Current Reports on Forms 8-K filed on February 20, 2014, March 7, 2014, April 1, 2014, May 8, 2014, June 6, 2014, June 13, 2014, July 18, 2014, July 24, 2014, August 7, 2014, August 11, 2014 and August 20, 2014; and the description of our common stock contained in the registration statement on Form 8-A filed on March 18, 1999 under Section 12(g) of the Exchange Act, as amended or supplemented by any subsequent filings on Form 8-K.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you call or write us at the following address or telephone number: Office of the General Counsel, Priceline Group, 800 Connecticut Avenue, Norwalk, Connecticut 06854, telephone: 203-299-8000, or you may visit our website at http://www.pricelinegroup.com for copies of any such document.

        This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

€1,000,000,000

The Priceline Group Inc.

1.800% Senior Notes due 2027

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Deutsche Bank	Goldman, Sachs & Co.

Citigroup	Wells Fargo Securities	BofA Merrill Lynch	J.P. Morgan

February 24, 2015